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                                                                      EXHIBIT 21


                LIST OF REGISTRANT'S SUBSIDIARIES AND AFFILIATES

 1.      Advanced Component Systems LLC, a Michigan Limited Liability Company.

 2.      Consolidated Building Components, Inc., a Pennsylvania Corporation.

 3. D&R Framing Contractors, L.L.C., a Michigan Limited Liability Company (50% owned).

 4.      ECJW Holdings Ltd., a Canadian Corporation.

 5.      Euro-Pacific Building Materials, Inc., an Oregon Corporation.

 6.      Nascor Incorporated, a Canadian Corporation (57% owned).

 7.      Nascor Structures, Inc., a Nevada Corporation.

 8. Pinelli Universal, S. de R.L. de C.V., a Mexican Corporation (50% owned).

 9.      Shoffner Holding Company, Inc., a Michigan Corporation.

10.      Syracuse Real Estate, L.L.C., a Michigan Limited Liability Company.

11.      Tresstar, LLC, a Michigan Limited Liability Company.

12.      UFP Framing LLC, a Michigan Limited Liability Company.

13. UFP Insurance Ltd., an exempted company organized under the laws of Bermuda.

14.      UFP Real Estate, Inc., a Michigan Corporation.

15.      UFP Transportation, Inc., a Michigan Corporation.

16.      UFP Ventures, Inc., a Michigan Corporation.

17.      UFP Ventures II, Inc., a Michigan Corporation.

18.      Universal Consumer Products, Inc., a Michigan Corporation.

19.      Universal Forest Products Canada Limited Partnership.

20.      Universal Forest Products Eastern Division, Inc., a Michigan
         Corporation.

21.      Universal Forest Products Foundation, a Michigan Nonprofit Corporation.

22.      Universal Forest Products Holding Company, Inc., a Michigan
         Corporation.

23. Universal Forest Products Mexico Holdings, S. de R.L. de C.V., a Mexican Corporation.

24.      Universal Forest Products Nova Scotia ULC, a Canadian Corporation.

25.      Universal Forest Products of Canada, Inc., a Canadian Corporation.

26. Universal Forest Products of Modesto L.L.C., a Michigan Limited Liability Company.

27.      Universal Forest Products Reclamation Center, Inc., a Michigan
         Corporation.

28.      Universal Forest Products Shoffner LLC, a Michigan Limited Liability
         Company.

29.      Universal Forest Products Texas Limited Partnership.

30.      Universal Forest Products Western Division, Inc., a Michigan
         Corporation.

31.      Universal Truss, Inc., a Michigan Corporation.

32.      Western Building Professionals, LLC, a Michigan Limited Liability
         Company.

33.      Western Building Professionals of California, Inc., a Michigan
         Corporation.

34.      Western Building Professionals of California II Limited Partnership.